                                                                 EXHIBIT (d)(7)

                                        United States Resident - Individual ISO

                  THIS 724 SOLUTIONS STOCK OPTION AGREEMENT made as of the o day of o, 2002.

B E T W E E N:

                                            724  SOLUTIONS  INC.,  a  company
                                            amalgamated  under  the  laws of the
                                            Province of Ontario,

                                            (hereinafter called the "Company")

                                                              OF THE FIRST PART

                                            - and -

                                            NAME

                                            (hereinafter called the "Optionee")

                                                             OF THE SECOND PART

                  WHEREAS  the   Optionee  is  a  U.S.   Employee   eligible  to
participate in the 724 Solutions Inc. 2000 United States Incentive Stock Option Program, a copy of which is attached hereto as Schedule A (the "Program");

                  AND WHEREAS the Company has determined that it is in the best interests of the Company to grant to the Optionee an option to purchase common shares of the Company as a performance incentive upon the terms and conditions contained herein;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.       DEFINED TERMS

                  All capitalized terms used herein and not otherwise defined have the same meaning as in the 724 Solutions Inc. 2000 Stock Option Plan and the Program authorized under Section 3.6 of such Plan, all as amended from time to time (collectively, the "Plan"). All references herein to the Plan shall be deemed to include a reference to the terms of the Plan as amended from time to time.

2.       COMMON SHARE PURCHASE OPTION

                  Subject to the terms hereof and the provisions of the Plan, the Company hereby grants to the Optionee an irrevocable option (the "Option") to purchase up to o Shares (hereinafter collectively called the "Optioned Shares") at the purchase price of U.S. $o per Share.

                  THIS OPTION IS INTENDED TO HAVE THE TAX STATUS OF AN INCENTIVE STOCK OPTION. This Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the Code"), but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee's own tax advisor regarding the tax effect of this Option and the requirements necessary to obtain favourable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO
OPTIONEE: If the Option is exercised more than three (3) months after the date on which you cease to be a U.S. Employee (other than by reason of your death or permanent and total disability as defined Section 22(e)(3) of the Code), the Option will be treated as a Non-Qualified Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

                  INCENTIVE STOCK OPTION FAIR MARKET VALUE LIMITATION. To the extent that this Option (together with all Incentive Stock Options granted to the Optionee under all stock option plans of the Company or any Subsidiary or Parent, including the Plan) becomes exercisable for the first time during any calendar year for Shares having a Fair Market Value (as defined below) greater than One Hundred Thousand United States Dollars (U.S. $100,000), the portion of such Option which exceeds such amount will be treated as a Non-Qualified Stock Option. For purposes of this Section 2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of Shares is determined as of the date the option with respect to such Shares is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If this Option is treated as an Incentive Stock Option in part and as a Non-Qualified Stock Option in part by reason of the limitation set forth in this Section 2, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. No Incentive Stock Option shall be granted to an Optionee if, at the time the Option is granted, such Optionee owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of its Parent or a Subsidiary, unless (i) at the time such Option is granted the Option exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. (NOTE TO OPTIONEE: If the aggregate exercise price of the Option (that is, the exercise price multiplied by the number of Optioned Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Company or any Subsidiary) is greater than U.S. $100,000, you should contact the Director, Human Resources of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

                  FAIR MARKET VALUE. In this Agreement, "Fair Market Value" shall mean as of any specified date, the closing price of the Shares of the Company on the TSE or The NASDAQ Stock Market, Inc. (or if the Shares of the Company are not listed on such exchanges, such other national securities exchange on which the Shares are then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Shares are still reported. If the Shares of the Company are not then listed on any national securities exchange but are traded over the counter at the time the determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of the Shares of the Company on the most recent date on which the Shares were publicly traded. If the Shares of the Company are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board or Committee in such manner as it deems appropriate (such determination will be made in good-faith as required by Section 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such evaluations).

3.       OPTION TERM

                  Subject to the vesting rules contained in Section 4 hereof, the Option hereby granted may be exercised with respect to all or any part of the Optioned Shares at any time or from time to time prior to the earlier of:

         (i)      the close of business on o (the "Expiry Date"); or

         (ii) such earlier termination time as may be prescribed by the provisions of Sections 5, 6, 7, 8 and 9 hereof or pursuant to the Plan.

                  At the time of termination, as prescribed by the immediately preceding sentence, the Option hereby granted shall forthwith expire and terminate and be of no force or effect whatsoever as to such of the Optioned Shares in respect of which the Option hereby granted has not then been exercised.

4.       VESTING

                  During the term of the Option (as prescribed by Section 3 hereof), the Optionee may purchase up to but not exceeding:

         (i)      o Shares at any time after the date of this Agreement;

         (ii) an additional o Shares at any time after the first anniversary of the date of this Agreement;

         (iii) an additional o Shares at any time after the second anniversary of the date of this Agreement; and

         (iv) an additional o Shares at any time after the third anniversary of the date of this Agreement.

                  If the Optionee shall, during any such year, not exercise his or her right to purchase all of the Optioned Shares purchasable during such year, then the Optionee shall have the right, at any time or from time to time thereafter but prior to the expiry of the Option (as prescribed by Section 3 hereof), to purchase the Optioned Shares which were purchasable but not purchased by him or her during the particular year.

                  For greater certainty, subject to the provisions of Section 9 hereof and the Plan, the aggregate number of Optioned Shares which may be purchased by the Optionee at any time or from time to time during the term of the Option (as prescribed by Section 3 hereof) shall be as stated below:


     =====================================================================

               VESTING DATE                 CUMULATIVE AGGREGATE
                                             NUMBER OF OPTIONED
                                            SHARES PURCHASABLE ON
                                            OR AFTER THE INDICATED
                                                    DATE

     =====================================================================

          Date of this Agreement                      o

     ---------------------------------------------------------------------
                    o                                 o
     ---------------------------------------------------------------------
                    o                                 o
     ---------------------------------------------------------------------
                    o                                 o
     =====================================================================


                  Further, for greater certainty, the Optionee may purchase all or any part of the Optioned Shares not theretofore purchased by him or her at any time or from time to time on or after o and on or prior to the Expiry Date (subject to earlier termination in accordance with the provisions of Sections 5, 6, 7, 8 and 9 hereof and the provisions of the Plan).

5.       TERMINATION OF OPTION RIGHTS IN CERTAIN CIRCUMSTANCES

                  Subject to the immediately following paragraph, if the Optionee shall: (i) retire, resign, be terminated or otherwise be involuntarily removed from his employment, office, directorship or consulting relationship with the Company or any Affiliate, as the case may be; or (ii) if such employment, office, directorship or consulting relationship shall otherwise terminate (including as a result of death or Disability) at any time while the Optionee holds the Option which has not been fully exercised, the Optionee may thereafter only exercise the Option at any time on or prior to the earlier of:
(i) the Expiry  Date;  or (ii) the close of business on the day which is 30 days from the date of termination of the employment, office, directorship or consulting relationship in question (one calendar year in the event of termination due to death or Disability), however the Option may be exercised only to the same extent to which the Optionee could have exercised the Option immediately before the date on which such employment, office, directorship or consulting relationship shall have terminated, in accordance with the vesting rules prescribed by Section 4 hereof.

                  However, if the Optionee otherwise remains an Eligible Person (i.e. the Optionee or related Eligible Individual otherwise remains eligible to participate in the Plan as a result of other directorship, office, employment or consulting relationship), and provided that the termination of employment or other relationship was not for "cause", then the term of the Option shall be unaffected. For purposes of this paragraph, a determination by the Company that the Optionee was discharged or other relationship terminated for "cause" shall be binding upon the Optionee.

6.       EFFECT OF EMPLOYER CEASING TO BE ASSOCIATED WITH THE COMPANY

                  If the Optionee is an Eligible Person solely as a result of being (or the related Eligible Individual being) a director, officer, employee or consultant of an Affiliate of the Company and such Affiliate ceases to be an Affiliate while the Optionee holds the Option which has not been fully exercised, then, provided that the Optionee does not otherwise remain an Eligible Person, the Optionee may thereafter only exercise the Option on or prior to the earlier of: (i) the Expiry Date; or (ii) the close of business on the day which is 30 days from the date (the "Severance Date") on which the Affiliate ceased to be an Affiliate of the Company, however the Option may be exercised only to the same extent to which the Optionee could have exercised the Option immediately before the Severance Date, in accordance with the vesting rules prescribed by Section 4 hereof.

7.       DISCRETION TO EXTEND EARLY TERMINATION IN CERTAIN CIRCUMSTANCES

                  Notwithstanding the provisions of Sections 5 and 6 hereof, subject to the receipt of all required regulatory approvals, the Board or the Committee may elect to extend the term of the Option from the date on which it would otherwise have expired pursuant to the provisions of Section 5 or Section 6 hereof to a date no later than the earlier of: (i) the Expiry Date; and (ii) the close of business on the day which is one year from the date on which the directorship, office, employment or consulting relationship of the Optionee (or the related Eligible Individual) is terminated, for purposes of Section 5, or one year from the Severance Date, for purposes of Section 6.

                  Such authority of the Board or the Committee shall not be considered an entitlement of the Optionee and may be exercised or not exercised by the Board or the Committee in their sole and absolute discretion and may be subject to such conditions or policies as they may implement from time to time.

8.       BANKRUPTCY

                  In the event that the Optionee commits an act of bankruptcy or any proceeding is commenced against the Optionee under the applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed or unstayed for a period of 30 days, the Optionee may exercise the Option on or prior to the earlier of: (i) the Expiry Date; and
(ii) the close of business on the day which is 30 days from the date on which the such proceeding was commenced, however the Option may be exercised only to the same extent to which the Optionee could have exercised the Option immediately before such proceeding was commenced, in accordance with the vesting rules prescribed by Section 4.

9.       SALE OR REORGANIZATION

    (a) If, prior to the Expiry Date, an offeror is entitled to acquire all of the remaining shares held by dissenting offerees, upon complying with the provisions of Section 188 of the BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16 (Ontario) as amended or substituted from time to time (the "Legislation") then the Board may, notwithstanding the terms hereof, resolve that the Option hereby granted may be exercised as to any or all of the Optioned Shares in respect of which such Option has not previously been exercised; provided, however, that the right to acquire Optioned Shares may only be exercised by the Optionee as aforesaid for a period expiring on the earlier of: (i) the Expiry Date; and (ii) the close of business on the day which 30 days from the date of the offeror's notice as contemplated under Subsection 188(2) of the Legislation. In this Subsection 9(a), all terms which are defined or have meanings attributed thereto shall take their meanings from the provisions hereof or from the Legislation. For greater certainty, the Company may accelerate the time for the exercise of the Option hereby granted in other circumstances in accordance with the provisions of the Plan.

    (b) If: (i) the Company proposes to enter into a transaction contemplated in Subsection 182(1) of the Legislation; (ii) the Company proposes to make an issuer bid directed to all or substantially all holders of its shares or proposes to enter into a merger, amalgamation or other corporate arrangement or reorganization or to liquidate, dissolve or wind-up; (iii) an offer to purchase all or substantially all of the outstanding shares of the Company is made by a third party; or (iv) there occurs or is proposed a sale or transfer of all, or substantially all, of the undertaking, property or assets of the Company, the Board may, with appropriate notice and in a fair and equitable manner, determine

         (unconditionally or conditionally) the manner in which all unexercised Option rights granted hereunder shall be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Optionee and of the time for the fulfilment of any conditions or restrictions on such exercise, and/or declaring that the Option hereby granted shall be automatically vested and exercisable in full. All determinations of the Board under this Subsection 9(b) shall be conclusive and final.

10.      EXERCISE OF OPTION

                  Subject to the provisions hereof and the Plan, the Option hereby granted shall be exercisable, at any time or from time to time as aforesaid, during the lifetime of the Optionee, by the Optionee only, or in the case of the Optionee's death, his or her legal personal representatives, heirs or legatees, to the extent permitted in the Plan, delivering a notice in writing addressed to the Director, Human Resources of the Company at its principal office in the City of Toronto, Ontario (or to such other person or address as the Company may in writing direct), which notice shall specify therein the number of Optioned Shares in respect of which this Option is being exercised and which shall be accompanied by payment in full of the purchase price for the number of Optioned Shares specified therein. The type of consideration payable shall be as provided in Section 11 below. Upon any such exercise of this Option as aforesaid (and providing that all applicable procedures for a valid exercise under the Plan and this Agreement are complied with) the Company shall forthwith cause the transfer agent and registrar of the Company to deliver to the Optionee, his or her legal personal representatives, heirs or legatees or (subject to the Plan and applicable law and regulatory requirements) as he, she or they may otherwise direct in the notice of exercise of option a share certificate or certificates in the name of the Optionee or his or her legal personal representatives, heirs or legatees, or as he or they may have otherwise directed, representing in the aggregate such number of Optioned Shares as shall have been specified in such notice and paid for.

                  An Optionee shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by such Option until the date of issuance of the Shares on the records of the Company maintained by its registrar and transfer agent upon the exercise of such Option, in full or in part, and then only with respect to the Shares being issued. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

11.      CONSIDERATION

                  The Optionee may satisfy the purchase price for the Optioned Shares in respect of which an Option is exercised by:

    (a)           cash;

    (b)           certified cheque;

    (c)           bank draft;

    (d) subject to the prior consent of the Board or the Committee, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Board or Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Option Price of the Shares as to which the Option is exercised (but only to the extent that such exercise of the Option would not result in a compensation charge for financial reporting purposes with respect to the Shares used to pay the exercise price, unless otherwise determined by the Board or Committee);

    (e) subject to the prior consent of the Board or the Committee, payment through a broker-dealer sale and remittance procedure (including, if approved by the Board and subject to regulatory approval, a loan facility to be provided by the Company) pursuant to which the Optionee: (i) shall provide written instructions to the Company designated brokerage firm to effect the immediate sale of some or all of the purchased
                  Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares; and (ii) shall provide written directions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

    (f)           any combination of the foregoing methods of payment.

                  Unless the Board or Committee determines otherwise, cash, certified cheques and bank drafts provided by U.S. Employees may be denominated in U.S. dollars or Canadian dollars. The Board or the Committee may prescribe one or more published exchange rates for use in connection with exercises using a currency other than the one specified in the grant agreement.

12.      NO OBLIGATION TO PURCHASE

                  Nothing herein contained or contemplated shall obligate the Optionee to purchase and/or pay for any Optioned Shares, except those Optioned Shares in respect of which the Optionee shall have exercised his option to purchase hereunder in the manner hereinbefore provided.

13.      TAXES

                  No Optioned Shares will be delivered to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Board or Committee for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations, including, without obligation, obligations incident to the receipt of Optioned Shares or the disqualifying disposition of Optioned Shares received on exercise of an Incentive Stock Option. Upon the exercise of the Option, the Company or the Optionee's employer may offset or withhold from any amount owed by the Company or the Optionee's employer to the Optionee or collect from the Optionee or other person an amount sufficient to satisfy such tax obligations or the employer's withholding obligations.

14.      SUBDIVISION,  CONSOLIDATION  OR AMALGAMATION

    (a) In the event of any subdivision, redivision, or other alteration of the share capital of the Company at any time at which the Option granted hereby shall be exercisable in accordance with the foregoing which change results in a greater number of Shares, the Company shall deliver, at the time of any subsequent exercise of the Option hereby granted, such additional number of Shares as would have resulted from such subdivision, redivision, or change if the particular exercise of the Option hereby granted had been made prior to the date of such subdivision, redivision, or change.

    (b) In the event of any consolidation or other alteration of the share capital of the Company at any time at which the Option granted hereby shall be exercisable in accordance with the foregoing which change results in a lesser number of Shares, the number of Shares deliverable by the Company on any subsequent exercise of the Option hereby granted shall be reduced to such number of Shares as would have resulted from such consolidation or change if the particular exercise of the Option hereby granted had been made prior to the date of such consolidation or change.

    (c) In the event of any consolidation, merger or amalgamation of the Company with or into another corporation, the Optionee shall, after such consolidation, merger or amalgamation, be entitled to receive upon any exercise of the Option hereby granted after the consolidation, merger or amalgamation, in lieu of Shares of the Company, the number and class of shares or other securities of the corporation continuing from such amalgamation to which he would have been entitled pursuant to the agreement of amalgamation (or other applicable documentation, however designated) if, at the effective date of the consolidation, merger or amalgamation, the Optionee had been the holder of record of a number of Shares of the Company equal to the number of Shares in respect of which such Option was then being exercised.

    (d)  In the event that the  foregoing  provisions  of this Section 14 become
         applicable,   the   purchase   price  per   Optioned   Share  shall  be
         proportionately adjusted.

15.      NO ADDITIONAL RIGHTS IMPLIED

                  The Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any Optioned Shares (including, but without limitation, any voting rights or any right to receive dividends or other distributions therefrom or thereon), other than in respect of Optioned Shares for which the Optionee shall have exercised the Option and which the Optionee shall have actually taken up and paid for.

                  Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue or be re-elected as a director, officer or consultant or confer any right to continue in the employ, of the Company or any Affiliate, or affect in any way the right of the Company or any Affiliate to terminate his employment or to terminate any contract any time; nor shall anything in the Plan or in this Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any Affiliate to extend the employment, or office, directorship or consulting relationship of any Optionee beyond the time which he would normally be retired pursuant to the provisions of any present or future retirement plan or policy of any such entity or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with any such entity.

                  Except as shall be specifically provided in the contract of employment or contract for provision of services, the granting of Options is at the full discretion of the Company and shall, therefore, not qualify as part of the terms of employment of the Optionee. In consideration for the grant of the Option, the Optionee acknowledges and agrees that the value or potential value of the Option hereby granted which is forfeited as a result of the Optionee (including, without limitation, the related Eligible Individual) ceasing to be an Eligible Person, shall not constitute damages in respect of loss of office or employment and no claim may be made by or on behalf of the Optionee against the Company or any of its Affiliates in respect thereof.

16.      TIME OF THE ESSENCE

                  Time shall be of the essence of this Agreement and of every part hereof.

17.      NOTICES

                  Any notice, request, payment or other communication required or permitted to be given hereunder by either the Company or the Optionee to the other of them, shall be in writing and shall be given, made, or communicated by delivering the same personally or by commercial courier, or by sending same by registered or certified mail, first-class postage fees prepaid, return receipt requested, addressed as follows:

    (a)          to the Company at:
                 10 York Mills Road, 3rd Floor
                 Toronto, Ontario
                 M2P 2G4
                 Canada

                 Attention: Director, Human Resources

    (b)          to the Optionee at:


                 U.S.A.


or at such other address as either party hereto may designate from time to time by giving notice to the other to that effect as herein provided. Any notice, request, payment, or other communication shall be deemed to have been given, made or communicated, as the case may be, at the time that the same is personally delivered or delivered by commercial courier, or, if delivered by certified or registered mail as aforesaid, on the third business day (excluding Saturdays, Sundays, statutory holidays, and periods during which strikes or other occurrences interfere with normal mail service) next following the date when the same is so mailed.

18.      REGULATORY REQUIREMENTS

                  The Option, and the rights of the Optionee herein, shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration, or qualification of the Optioned Shares upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of or in connection with the grant or exercise of the Option or the issuance or purchase of the Optioned Shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Company. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

19.      OPTIONEE REPRESENTATIONS AND ACKNOWLEDGEMENTS

                  The Optionee represents and agrees that if the Optionee exercises this Option in whole or in part at a time when there is not in effect under the SECURITIES ACT of 1933 a registration statement relating to the shares issuable upon exercise hereof and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the said Act, (i) the Optionee will acquire the shares upon such exercise for the purpose of investment and not with a view to the distribution thereof, (ii) that upon each such exercise of this Option, the Optionee will furnish to the Company an investment letter in form and substance satisfactory to the Company, (iii) prior to selling or offering for sale any such shares, the Optionee will furnish the Company with an opinion of counsel satisfactory to the Company to the effect that such sale may lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request, and
(iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer. Any executor, trustee, administrator or legal personal representative entitled to exercise such Option shall furnish to the Company letters, opinions, and certificates to the same effect as would otherwise be required of the Optionee.

                  The Optionee shall dispose of the Optioned Shares only in accordance with the provisions of this Agreement. In addition, the Optionee shall (i) promptly notify the Director, Human Resources of the Company if the Optionee disposes of any of the Optioned Shares within one (1) year after the date the Optionee exercises all or part of the Option or within two (2) years after the date of Option grant and (ii) provide the Company with a description of the circumstances of such disposition. Until such time as the Optionee disposes of such Optioned Shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all Optioned Shares in the Optionee's name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the date of Option grant. At any time during the one-year or two-year periods set forth above, the Company may, subject to the consent of any applicable stock exchange, place a legend on any certificate representing Optioned Shares requesting the transfer agent for the Company's Shares to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

20.      ENTIRE AGREEMENT

                  Subject to the provisions of any written employment contracts to which the Company is a party, this Agreement contains the entire understanding of the parties hereto with respect to the matters herein contained. There are no representations, warranties, promises, covenants, or undertakings, other than those expressly stated herein.

21.      MODIFICATIONS/WAIVERS

                  No waiver or modification of any of the terms of this Agreement shall be valid unless the same is reduced to writing and signed by the parties hereto. The waiver by either of the parties of a breach or default by the other of them shall not be deemed to constitute a waiver of any preceding or subsequent breach or default of the same or any other provision of this Agreement.

22.      HEADINGS

                  The headings contained in this Agreement are for convenience of reference only and do not form any part hereof and in no manner modify, interpret, or construe the Agreement between the parties hereto.

23.      BINDING UPON SUCCESSORS/NON-TRANSFERABILITY AND NON-ASSIGNABILITY BY
         OPTIONEE

                  This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee and, in the case of the Optionee's death, his legal personal representatives. Subject to the terms hereof and the terms of the Plan, this Option shall be non-transferable and non-assignable by the Optionee other than by will or by the laws of descent or distribution, and may be exercisable during the lifetime of the Optionee only by the Optionee; provided, however, that the Optionee may designate a beneficiary of the Optionee's Option in the event of the Optionee's death on a beneficiary designation form provided by the Board or Committee. After the death of the Optionee, this Option may be exercised prior to its termination by the Optionee's legal representatives, heir or legatee, to the extent permitted in the Plan or this Agreement. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process of the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall, at the Company's election, immediately become null and void. Until written notice of any permitted passage of rights under this Option shall have been given to, and received by, the Director, Human Resources of the Company, the Company may, for all purposes, regard the Optionee as the holder of this Option.

24.      CONSTRUCTION

                  This Agreement shall be governed, construed, and enforced exclusively in accordance with the laws of the Province of Ontario and the parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of the said Province.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement, as of the o day of o, 2002.



SIGNED, SEALED AND                     724 SOLUTIONS INC.
DELIVERED


                                       Per: ______________________________ c/s
                                       Title:





----------------------------------     ----------------------------------- l/s
Witness                                               NAME

                                                 Canadian Resident - Individual


                  THIS 724 SOLUTIONS STOCK OPTION AGREEMENT made as of the o day of o, 2002.

B E T W E E N:

                                            724 SOLUTIONS INC., a company
                                            amalgamated under the laws of the
                                            Province of Ontario,

                                            (hereinafter called the "Company")

                                                              OF THE FIRST PART

                                            - and -

                                            [o]

                                            (hereinafter called the "Optionee")

                                                             OF THE SECOND PART



                  WHEREAS the Optionee is an Eligible Individual pursuant to the Plan (as defined below);

                  AND WHEREAS the Company has determined that it is in the best interests of the Company to grant to the Optionee an option to purchase common shares of the Company as a performance incentive upon the terms and conditions contained herein;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.       DEFINED TERMS

                  All capitalized terms used herein and not otherwise defined have the same meaning as in the 724 Solutions Inc. 2000 Stock Option Plan as amended from time to time (the "Plan"). All references herein to the Plan shall be deemed to include a reference to the terms of the Plan as amended from time to time. In addition, where the context requires, references to "Optionee" include references to the particular Eligible Individual related to the Eligible Investment Vehicle which holds the Option (as defined below).

2.       COMMON SHARE PURCHASE OPTION

                  Subject to the terms hereof and the provisions of the Plan, the Company hereby grants to the Optionee an irrevocable option (the "Option") to purchase up to o Shares (hereinafter collectively called the "Optioned Shares") at the purchase price of Cdn. $o per Share.

3.       OPTION TERM

                  Subject to the vesting rules contained in Section 4 hereof, the Option hereby granted may be exercised with respect to all or any part of the Optioned Shares at any time or from time to time prior to the earlier of:

         (i)      the close of business on o (the "Expiry Date"); or

         (ii) such earlier termination time as may be prescribed by the provisions of Sections 5, 6, 7, 8 and 9 hereof or pursuant to the Plan.

                  At the time of termination, as prescribed by the immediately preceding sentence, the Option hereby granted shall forthwith expire and terminate and be of no force or effect whatsoever as to such of the Optioned Shares in respect of which the Option hereby granted has not then been exercised.

4.       VESTING

                  During the term of the Option (as prescribed by Section 3 hereof), the Optionee may purchase up to but not exceeding:

   (a)   o Shares at any time after the date of this Agreement;

   (b) an additional o Shares at any time after the first anniversary of the date of this Agreement;

   (c) an additional o Shares at any time after the second anniversary of the date of this Agreement; and

   (d) an additional o Shares at any time after the third anniversary of the date of this Agreement.

                  If the Optionee shall, during any such year, not exercise his or her right to purchase all of the Optioned Shares purchasable during such year, then the Optionee shall have the right, at any time or from time to time thereafter but prior to the expiry of the Option (as prescribed by Section 3 hereof), to purchase the Optioned Shares which were purchasable but not purchased by him or her during the particular year.

                  For greater certainty, subject to the provisions of Section 9 hereof and the Plan, the aggregate number of Optioned Shares which may be purchased by the Optionee at any time or from time to time during the term of the Option (as prescribed by Section 3 hereof) shall be as stated below:


    ======================================================================

             VESTING DATE                    CUMULATIVE AGGREGATE
                                           NUMBER OF OPTIONED SHARES
                                            PURCHASABLE ON OR AFTER
                                              THE INDICATED DATE

    ======================================================================

        Date of this Agreement                         o

    ----------------------------------------------------------------------

                  o                                    o
    ----------------------------------------------------------------------

                  o                                    o
    ----------------------------------------------------------------------

                  o                                    o

    ======================================================================


                  Further, for greater certainty, the Optionee may purchase all or any part of the Optioned Shares not theretofore purchased by him or her at any time or from time to time on or after o and on or prior to the Expiry Date (subject to earlier termination in accordance with the provisions of Sections 5, 6, 7, 8 and 9 hereof and the provisions of the Plan).

5.       TERMINATION OF OPTION RIGHTS IN CERTAIN CIRCUMSTANCES

                  Subject to the immediately following paragraph, if the Optionee shall: (i) retire, resign, be terminated or otherwise involuntarily removed from his employment, office, directorship or consulting relationship with the Company or any Affiliate, as the case may be; or (ii) if such employment, office, directorship or consulting relationship shall otherwise terminate (including as a result of death or Disability) at any time while the Optionee holds the Option which has not been fully exercised, the Optionee may thereafter only exercise the Option at any time on or prior to the earlier of:
(i) the Expiry Date; or (ii) the close of business on the day which is 30 days from the date of termination of the employment, office, directorship or consulting relationship in question (one calendar year in the event of termination due to death or Disability), however the Option may be exercised only to the same extent to which the Optionee could have exercised the Option immediately before the date on which such employment, office, directorship or consulting relationship shall have terminated, in accordance with the vesting rules prescribed by Section 4 hereof.

                  However, if the Optionee otherwise remains an Eligible Person (i.e. the Optionee or related Eligible Individual otherwise remains eligible to participate in the Plan as a result of other directorship, office, employment or consulting relationship), and provided that the termination of employment or other relationship was not for "cause" (as construed under the laws of the Province of Ontario, including pursuant to any relevant employment or service contract), then the term of the Option shall be unaffected. For purposes of this paragraph, a determination by the Company that the Optionee was discharged or other relationship terminated for "cause" shall be binding upon the Optionee.

6.       EFFECT OF EMPLOYER CEASING TO BE ASSOCIATED WITH THE COMPANY

                  If the Optionee is an Eligible Person solely as a result of being (or the related Eligible Individual being) a director, officer, employee or consultant of an Affiliate of the Company and such Affiliate ceases to be an Affiliate while the Optionee holds the Option which has not been fully exercised, then, provided that the Optionee does not otherwise remain an Eligible Person, the Optionee may thereafter only exercise the Option on or prior to the earlier of: (i) the Expiry Date; or (ii) the close of business on the day which is 30 days from the date (the "Severance Date") on which the Affiliate ceased to be an Affiliate of the Company, however the Option may be exercised only to the same extent to which the Optionee could have exercised the Option immediately before the Severance Date, in accordance with the vesting rules prescribed by Section 4 hereof.

7.       DISCRETION TO EXTEND EARLY TERMINATION IN CERTAIN CIRCUMSTANCES

                  Notwithstanding the provisions of Sections 5 and 6 hereof, subject to the receipt of all required regulatory approvals, the Board or the Committee may elect to extend the term of the Option from the date on which it would otherwise have expired pursuant to the provisions of Section 5 or Section 6 hereof to a date no later than the earlier of: (i) the Expiry Date; and (ii) the close of business on the day which is one year from the date on which the directorship, office, employment or consulting relationship of the Optionee (or the related Eligible Individual) is terminated, for purposes of Section 5, or one year from the Severance Date, for purposes of Section 6.

                  Such authority of the Board or the Committee shall not be considered an entitlement of the Optionee and may be exercised or not exercised by the Board or the Committee in their sole and absolute discretion and may be subject to such conditions or policies as they may implement from time to time.

8.       BANKRUPTCY

                  In the event that the Optionee commits an act of bankruptcy or any proceeding is commenced against the Optionee under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed or unstayed for a period of 30 days, the Optionee may thereafter only exercise the Option at any time on or prior to the earlier of: (i) the Expiry Date; or
(ii) the close of business which is one calendar year from the date such proceeding was commenced, however the Option may be exercised only to the same extent to which the Optionee could have exercised the Option immediately before the date on which such proceeding was commenced, in accordance with the vesting rules prescribed by Section 4 hereof.

9.       SALE OR REORGANIZATION

   (a) If, prior to the Expiry Date, an offeror is entitled to acquire all of the remaining shares held by dissenting offerees, upon complying with the provisions of Section 188 of the BUSINESS CORPORATIONS ACT, R.S.O. 1990, c. B.16 (Ontario) as amended or substituted from time to time (the "Legislation") then the Board may, notwithstanding the terms hereof, resolve that the Option hereby granted may be exercised as to any or all of the Optioned Shares in respect of which such Option has not previously been exercised; provided, however, that the right to acquire Optioned Shares may only be exercised by the Optionee as aforesaid for a period expiring on the earlier of: (i) the Expiry Date; and (ii) the close of business on the day which 30 days from the date of the offeror's notice as contemplated under Subsection 188(2) of the Legislation. In this Subsection 9(a), all terms which are defined or have meanings attributed thereto shall take their meanings from the provisions hereof or from the Legislation. For greater certainty, the Company may accelerate the time for the exercise of the Option hereby granted in other circumstances in accordance with the provisions of the Plan.

   (b) If: (i) the Company proposes to enter into a transaction contemplated in Subsection 182(1) of the Legislation; (ii) the Company proposes to make an issuer bid directed to all or substantially all holders of its shares or proposes to enter into a merger, amalgamation or other corporate arrangement or reorganization or to liquidate, dissolve or wind-up; (iii) an offer to purchase all or substantially all of the outstanding shares of the Company is made by a third party; or (iv) there occurs or is proposed a sale or transfer of all, or substantially all, of the undertaking, property or assets of the Company, the Board may, with appropriate notice and in a fair and equitable manner, determine (unconditionally or conditionally) the manner in which all unexercised Option rights granted hereunder shall be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Optionee and of the time for the fulfilment of any conditions or restrictions on such exercise, and/or declaring that the Option hereby granted shall be automatically vested and exercisable in full. All determinations of the Board under this Subsection 9(b) shall be conclusive and final.

10.      EXERCISE OF OPTION

                  Subject to the provisions hereof and the Plan, the Option hereby granted shall be exercisable, at any time or from time to time as aforesaid, by the Optionee, or in the case of the Optionee's death, his or her legal personal representatives, heirs or legatees delivering a notice in writing addressed to the Director, Human Resources of the Company at its principal office in the City of Toronto, Ontario (or to such other person or address as the Company may in writing direct), which notice shall specify therein the number of Optioned Shares in respect of which this Option is being exercised and, subject to Section 11 hereof, which shall be accompanied by payment in full of the purchase price for the number of Optioned Shares specified therein. Upon any such exercise of this Option as aforesaid (and provided that all applicable terms and provisions of the Plan and this Agreement have been satisfied), the Company shall cause the transfer agent and registrar of the Company to deliver to the Optionee, his or her legal personal representatives, heirs or legatees or (subject to the Plan and applicable law and regulatory requirements) as he, she or they may otherwise direct in the notice of exercise of option, a share certificate or certificates in the name of the Optionee or his or her legal personal representatives, heirs or legatees, or as he or they may have otherwise directed, representing in the aggregate such number of Optioned Shares as shall have been specified in such notice and paid for.

                  An Optionee shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by such Option until the date of issuance of the Shares on the records of the Company maintained by its Registrar and Transfer Agent upon the exercise of such Option, in full or in part, and then only with respect to the Shares being issued. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

11.      CONSIDERATION

                  The Optionee may satisfy the purchase price for the Optioned Shares in respect of which an Option is exercised by:

   (a)            cash;

   (b)            certified cheque;

   (c)            bank draft;

   (d) subject to the prior consent of the Board or the Committee, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Board or Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Market Price on the date of surrender or attestation equal to the aggregate Option Price of the Shares as to which the Option is exercised (but only to the extent that such exercise of the Option would not result in a compensation charge for financial reporting purposes with respect to the Shares used to pay the exercise price, unless otherwise determined by the Board or Committee);

    (e) subject to the prior consent of the Board or the Committee, payment through a broker-dealer sale and remittance procedure (including, if approved by the Board and subject to regulatory approval, a loan facility to be provided by the Company) pursuant to which the Optionee: (i) shall provide written instructions to the Company designated brokerage firm to effect the immediate sale of some or all of the purchased
                  Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares; and (ii) shall provide written directions to the

                  Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

   (f)            any combination of the foregoing methods of payment.

                  Unless the Board or Committee determines otherwise, cash, certified cheques and bank drafts provided by Optionees who are resident Canadians as consideration for Shares shall be denominated in Canadian dollars; cash, certified cheques and bank drafts provided by all other Optionees may be denominated in U.S. dollars or Canadian dollars. The Board or the Committee may prescribe one or more published exchange rates for use in connection with exercises using a currency other than the one specified in the grant agreement.

12.      NO OBLIGATION TO PURCHASE

                  Nothing herein contained or contemplated shall obligate the Optionee to purchase and/or pay for any Optioned Shares, except those Optioned Shares in respect of which the Optionee shall have exercised his option to purchase hereunder in the manner hereinbefore provided.

13.      SUBDIVISION, CONSOLIDATION OR AMALGAMATION

     (a) In the event of any subdivision, redivision, or other alteration of the share capital of the Company at any time at which the Option granted hereby shall be exercisable in accordance with the foregoing which change results in a greater number of Shares, the Company shall deliver, at the time of any subsequent exercise of the Option hereby granted, such additional number of Shares as would have resulted from such subdivision, redivision, or change if the particular exercise of the Option hereby granted had been made prior to the date of such subdivision, redivision, or change.

    (b) In the event of any consolidation or other alteration of the share capital of the Company at any time at which the Option granted hereby shall be exercisable in accordance with the foregoing which change results in a lesser number of Shares, the number of Shares deliverable by the Company on any subsequent exercise of the Option hereby granted shall be reduced to such number of Shares as would have resulted from such consolidation or change if the particular exercise of the Option hereby granted had been made prior to the date of such consolidation or change.

   (c) In the event of any consolidation, merger or amalgamation of the Company with or into another corporation, the Optionee shall, after such consolidation, merger or amalgamation, be entitled to receive upon any exercise of the Option hereby granted after the consolidation, merger or amalgamation, in lieu of Shares of the Company, the number and class of shares or other securities of the corporation continuing from such amalgamation to which he would have been entitled pursuant to the agreement of amalgamation (or other applicable documentation, however designated) if, at the effective date of the consolidation, merger or amalgamation, the Optionee had been the holder of record of a number of Shares of the Company equal to the number of Shares in respect of which such Option was then being exercised.

    (d) In the event that the foregoing provisions of this Section 13 become applicable, the purchase price per Optioned Share shall be proportionately adjusted.

14.      NO ADDITIONAL RIGHTS IMPLIED

                  The Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any Optioned Shares (including, but without limitation, any voting rights or any right to receive dividends or other distributions therefrom or thereon), other than in respect of Optioned Shares for which the Optionee shall have exercised the Option and which the Optionee shall have actually taken up and paid for.

                  Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue or be re-elected as a director, officer or consultant or confer any right to continue in the employ, of the Company or any Affiliate, or affect in any way the right of the Company or any Affiliate to terminate his employment or to terminate any contract at any time; nor shall anything in the Plan or in this Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any Affiliate to extend the employment, or office, directorship or consulting relationship of any Optionee beyond the time which he would normally be retired pursuant to the provisions of any present or future retirement plan or policy of any such entity or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with any such entity.

                  Except as shall be specifically provided in the contract of employment or contract for provision of services, the granting of Options is at the full discretion of the Company and shall, therefore, not qualify as part of the terms of employment of the Optionee. In consideration for the grant of the Option, the Optionee acknowledges and agrees that the value or potential value of the Option hereby granted which is forfeited as a result of the Optionee (including, without limitation, the related Eligible Individual) ceasing to be an Eligible Person, shall not constitute damages in respect of loss of office or employment and no claim may be made by or on behalf of the Optionee against the Company or any of its Affiliates in respect thereof.

15.      TIME OF THE ESSENCE

                  Time shall be of the essence of this Agreement and of every part hereof.

16.      NOTICES

                  Any notice, request, payment or other communication required or permitted to be given hereunder by either the Company or the Optionee to the other of them, shall be in writing and shall be given, made, or communicated by delivering the same personally or by commercial courier, or by sending same by registered or certified mail, first-class postage fees prepaid, return receipt requested, addressed as follows:

    (a)          to the Company at:
                 10 York Mills Road, 3rd Floor
                 Toronto, Ontario
                 M2P 2G4
                 Canada

                 Attention:  Director, Human Resources

    (b)          to the Optionee at:        [o]

or at such other address as either party hereto may designate from time to time by giving notice to the other to that effect as herein provided. Any notice, request, payment, or other communication shall be deemed to have been given, made or communicated, as the case may be, at the time that the same is personally delivered or delivered by commercial courier, or, if delivered by certified or registered mail as aforesaid, on the third business day (excluding Saturdays, Sundays, statutory holidays, and periods during which strikes or other occurrences interfere with normal mail service) next following the date when the same is so mailed.

17.      REGULATORY REQUIREMENTS

                  The Option, and the rights of the Optionee herein, shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration, or qualification of the Optioned Shares upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of or in connection with the grant or exercise of the Option or the issuance or purchase of the Optioned Shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Company. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

18.      ENTIRE AGREEMENT/STOCK OPTION PLAN

                  Subject to the provisions of any written employment contracts to which the Company is a party, this Agreement, subject to the Plan, contains the entire understanding of the parties hereto with respect to the matters herein contained. There are no representations, warranties, promises, covenants, or undertakings, other than those expressly stated herein. The undersigned acknowledges and agrees that he or she has received a copy of the Plan.

19.      MODIFICATIONS/WAIVERS

                  No waiver or modification of any of the terms of this Agreement shall be valid unless the same is reduced to writing and signed by the parties hereto. The waiver by either of the parties of a breach or default by the other of them shall not be deemed to constitute a waiver of any preceding or subsequent breach or default of the same or any other provision of this Agreement.

20.      HEADINGS

                  The headings contained in this Agreement are for convenience of reference only and do not form any part hereof and in no manner modify, interpret, or construe the Agreement between the parties hereto.

21.      BINDING UPON SUCCESSORS/NON-ASSIGNABILITY BY OPTIONEE

                  This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Optionee and, in the case of the Optionee's death, his legal personal representatives. Subject to the terms hereof and the terms of the Plan, this Option shall be non-transferable and non-assignable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. After the death of the Optionee, this Option may be exercised prior to its termination by the Optionee's legal representatives, heir or legatee, to the extent permitted in the Plan or this Agreement. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process of the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall, at the Company's election, immediately become null and void. Until written notice or any permitted passage of rights under this Option shall have been given to, and received by, the Secretary of the Company, the Company may, for all purposes, regard the Optionee as the holder of this Option.

22.      CONSTRUCTION/LANGUAGE

                  This Agreement shall be governed, construed, and enforced exclusively in accordance with the laws of the Province of Ontario and the parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of the said Province.

                  The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

                  Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement, as of the o day of o, 2002.



SIGNED, SEALED AND                     724 SOLUTIONS INC.
DELIVERED



                                       Per: ________________________________c/s
                                       Title:




----------------------------------     ------------------------------------ l/s
Witness                                                NAME